1
2010 Results
Original Revised Actual
ID Sales X-Fuel 0.0% - 1.0% (1.0)% - (1.5)% (2.0)%
Inflation / (Deflation) 0.4% NA (1.2)%
Operating Profit Margin
Change (X-Fuel)
(10) – 5bps NA (50)bps
Capital Expenditures $0.9 - $1.0B ~ $0.9B $838M
Free Cash Flow¹
$0.9 - $1.1B NC $1,058M
Earnings Per Share $1.65 - $1.85 $1.50 - $1.70 $1.55
1 Excludes Blackhawk gift card payables, net of receivables
See website for reconciliations
Exhibit 99.1